UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): December 3, 2002


                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)


   Indiana                                  1-9250               35-1468632
----------------------                   ----------------     --------------
(State or other                          (Commission          (I.R.S. Employer
jurisdiction of                          File Number)        Identification No.)
organization)

11825 North Pennsylvania Street
        Carmel, Indiana                                             46032
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(Address of principal executive offices)                          (Zip Code)

                                 (317) 817-6100
                            -------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                         (Former name or former address,
                         if changed since last report.)
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Item 5. Other Events

Attached as Exhibit 99.1 is a copy of a press release dated November 27, 2002.

Item 7(c).  Exhibits.

     99.1    Press release of Conseco, Inc. issued November 27, 2002.

     99.2    Forbearance agreement relating to 1997 D&O loans.

     99.3    Forbearance agreement relating to 1998 D&O loans.

     99.4 Forbearance agreement relating to 1998 (non-refinanced) D&O loans.

     99.5    Forbearance agreement relating to 1999 D&O loans.

     99.6 Forbearance agreement relating to $1,500,000,000 five-year credit agreement.


Item 9. Regulation FD Disclosure

In conjunction with certain sales of finance receivables, Conseco Finance Corp. ("Conseco Finance"), a wholly owned subsidiary of Conseco, Inc. ("Conseco"), provided guarantees of certain interests in securitization trusts sold to third parties aggregating approximately $1.4 billion at September 30, 2002, $1.1 billion of which relate to manufactured housing securitization trusts. As part of its efforts to restructure its manufactured housing business, Conseco Finance elected not to make approximately $4.7 million in guarantee payments on December 2, 2002, relating to manufactured housing securitization trusts ($0.6 million of such payments relate to securities sold to third parties and the remainder relate to securities retained by Conseco Finance). Conseco Finance presently intends to suspend all such guarantee payments relating to manufactured housing trusts until there is resolution to the restructuring of its manufactured housing business. In addition, as discussed in Conseco's Form 10-Q for the quarterly period ended September 30, 2002, without additional liquidity in the near future, Conseco Finance will be unable to make those guarantee payments when they are required to be made.

                                    Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           CONSECO, INC.

December 3, 2002
                                           By:  /s/ John R. Kline
                                                ------------------------
                                                John R. Kline
                                                  Senior Vice President and
                                                  Chief Accounting Officer